2018 First Quarter Earnings Webcast April 25, 2018 Black Eagle Dam

Presenting Today 2 Bob Rowe, President & CEO Brian Bird, Vice President & CFO Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC.

• First quarter operating income decreased $3.3 million as compared to the same period in 2017. However, if adjusted to remove the $7.3 million revenue deferral recorded during the quarter related to the Tax Cuts and Jobs Act, operating income would have increased by $4.0 million, or 4.6%. • Net income for the quarter was up $1.9 million, or 3.4%, as compared to the same period in 2017 primarily due to colder winter weather, an increase in Montana natural gas rates, increased demand for transmission and lower operating, general and administrative expense. • As a result of increased average share count, diluted earnings per share increased by a lesser 0.9%, to $1.18 as compared to $1.17 during the same period in 2017. • Adjusted non-GAAP* earnings per share were $1.11 as compared to $1.13 during the same period in 2017. • The Board declared a quarterly dividend of $0.55 per share payable June 29th to shareholders of record as of June 15th, 2018. First Quarter Highlights 3 * See slides 13 & 24 for additional information and Non-GAAP disclosures.

Summary Financial Results (First Quarter) 4 (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure.

5 Gross Margin (First Quarter) (dollars in millions) Three Months Ended March 31, 2018 2017 Variance(1) Operating Revenues $ 341.5 $ 367.3 ($ 25.8) (7.0%) Cost of Sales 96.1 119.8 (23.7) (19.8%) Gross Margin $ 245.4 $ 247.5 ($ 2.1) (0.8%) Decrease in gross margin due to the following factors: $ 1.9 Montana natural gas and production rates 1.5 Electric transmission 1.1 Electric retail volumes 0.4 Natural gas retail volumes (0.8) Other $ 4.1 Change in Gross Margin Impacting Net Income $ (7.3) Deferral of revenue due to change in income tax law 0.6 Property taxes recovered in trackers 0.5 Production tax credits flowed-through trackers $ (6.2) Change in Gross Margin Offset Within Net Income $ (2.1) Decrease in Consolidated Gross Margin Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. (1) During the first quarter of 2018, we revised our presentation of revenues associated with being a market participant in the Southwest Power Pool to net them with the associated cost of sales. These revenues were previously recorded gross in electric revenues in the Condensed Consolidated Statement of Income. This results in a decrease in electric revenue and a corresponding decrease in cost of sales. There was no impact to operating or net income. We assessed the materiality of this change in presentation, taking into account quantitative and qualitative factors, and determined it to be immaterial. We applied the change in presentation prospectively only.

Weather (First Quarter) 6 Mean Temperature from Normal We estimate favorable weather in Q1 2018 contributed approximately $4.8M pretax benefit as compared to normal and $1.6M pretax benefit as compared to Q1 2017.

Operating Expenses (First Quarter) 7 Increase in operating expenses due mainly to the following factors: $4.0 million decrease in OG&A $ (2.3) Non-employee directors deferred compensation $ (1.5) Maintenance costs $ (1.3) Labor $ (0.9) Distribution System Infrastructure Project expenses $ 2.9 Employee benefits $ (0.9) Other $2.9 million increase in property and other taxes due primarily to plant additions and higher estimated property valuations in Montana. $2.3 million increase in depreciation and depletion expense primarily due to plant additions. (dollars in millions) Three Months Ended March 31, 2018 2017 Variance Operating, general & admin. $ 74.3 $ 78.3 $ (4.0) (5.1%) Property and other taxes 42.8 39.9 2.9 7.3% Depreciation and depletion 43.8 41.5 2.3 5.5% Operating Expenses $ 160.9 $ 159.7 $ 1.2 0.8%

Operating to Net Income (First Quarter) 8 $0.4 million decrease in interest expenses was primarily due to debt refinancing of debt in 2017, partly offset by rising interest rates. No change in other expense. A decrease in other pension expense, offset by a increase in expense associated with the change in the value of deferred shares held in trust for non-employee directors deferred compensation, both of which are offset in operating, general, and administrative expenses with no impact to net income. $4.7 million decrease in income tax expense due primarily to a lower statutory federal tax rate of 21.0% compared to 35.0% in 2017 and lower pretax income, partially offset by lower flow-through repairs deductions. (dollars in millions) Three Months Ended March 31, 2018 2017 Variance Operating Income $ 84.5 $ 87.8 $ (3.3) (3.8%) Interest Expense (23.0) (23.4) 0.4 1.7% Other Expense (1.1) (1.1) 0.0 0.0% Income Before Taxes 60.4 63.2 (2.8) (4.4%) Income Tax Expense (1.9) (6.6) 4.7 71.2% Net Income $ 58.5 $ 56.6 $ 1.9 3.4%

Pre-Tax Earnings Bridge (First Quarter ‘18 vs ’17) 9 Pre-Tax income decreased by $2.8 million in the 1st quarter 2018 vs the same period in 2017. This was primarily due to the decrease in gross margin resulting from the $7.3 million TCJA deferral (which is largely offset by reduced income tax expense but not shown in the pretax bridge above).

Income Tax Reconciliation 10

Balance Sheet 11 NorthWestern’s Ratio of debt to total capitalization decreased from 53.7% at 12/31/17 to 52.0% at 3/31/18.

Cash Flow 12 Cash from operating activities improved by $15.8 million primarily due to the receipt of insurance proceeds and improved collections of supply costs in 2018. During 2017, we received net proceeds of approximately $54 million from the sale our common stock. There were no issuances during the first quarter of 2018. We expect to issue the remaining $46 million under the $100 million equity distribution agreement during 2018.

Adjusted Non-GAAP Earnings (First Quarter) 13 The adjusted non-GAAP measures presented in the table above are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) During the first quarter of 2018, we revised our presentation of revenues associated with being a market participant in the Southwest Power Pool to net them with the associated cost of sales. These revenues were previously recorded gross in electric revenues in the Condensed Consolidated Statement of Income. This results in a decrease in electric revenue and a corresponding decrease in cost of sales. There was no impact to operating or net income. We assessed the materiality of this change in presentation, taking into account quantitative and qualitative factors, and determined it to be immaterial. We applied the change in presentation prospectively only. (2) We adopted ASU 2017-07 on January 1, 2018. As a result, we recorded the non-service cost component of net periodic benefit cost within other expense, net. We adopted this standard retrospectively and $2.6 million was reclassified from operating, general and administrative expenses to other expense, net for the three months ended March 31, 2017, to conform to current period presentation.

2018 Earnings Guidance 14 $2.60 - $2.75 $3.10 - $3.30 $3. 0-$3.40 $3.30-$3.50 See appendix for additional disclosures regarding “Non-GAAP Financial Measures” $3.30-$3.45 NorthWestern’s 2018 earnings guidance range of $3.35 - $3.50 per diluted share is based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories; • Equitable regulatory treatment in the process of passing Tax Cuts and Jobs Act benefits on to customers; • Recovery of Montana energy supply costs as proposed in our pending Power Cost & Credit Adjustment Mechanism (PCCAM); • A consolidated income tax rate of approximately 0% to 5% of pre-tax income; and • Issuance of the remaining $46 million of equity under our current distribution agreement resulting in diluted average shares outstanding ranging between approximately 50.0 million to 50.2 million. Continued investment in our system to serve our customers and communities is expected to provide a targeted long term 6-9% total return to our investors through a combination of earnings growth and dividend yield. However, negative outcomes in upcoming regulatory proceedings may result in near-term returns below our 6-9% targeted range. Generation investment to reduce or eliminate our capacity shortfall could allow us to achieve the higher-end of our range over the long term. See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP “Adjusted EPS”.

Looking Forward 15 $2.60 - $2.75 $3.10 - $3.30 $3. 0-$3.40 $3.30-$3.50 See appendix for additional disclosures regarding “Non-GAAP Financial Measures” $3.30-$3.45 Regulatory • Regulatory treatment of tax reform - determine best way to provide long-term benefit to customers and system while keeping investors ‘whole’. • Working toward successful implementation of new Power Cost and Credit Adjustment Mechanism • Anticipate filing an electric rate case by September 2018 (based on a 2017 test year). Continue to Invest in our T&D infrastructure • Transition from DSIP/TSIP to overall infrastructure capital investment plan • Natural gas pipeline investment (Integrity Verification Process and PHMSA1 Requirements) • Grid modernization, advanced distribution management system and advanced metering infrastructure investment Update Electricity Resource Procurement Plans in Montana & South Dakota • Montana: Least cost / lowest risk approach to address intermittent capacity and reserve margin needs • South Dakota: Generation fleet assessment to evaluate economic retirement / replacement opportunities Natural Gas Reserve Acquisition Opportunities • Acquisitions at a price that benefits both customers and shareholders Cost Control Efforts • Continue to monitor costs, including labor, benefits and property tax valuations to mitigate increases 1. Pipeline & Hazardous Materials Safety Administration (PHMSA) Much of our focus in the next year will be on the electric rate case in Montana and controlling our costs to benefit all stakeholders while continuing to invest in our core business to provide safe and reliable energy for our all of our customers. Black Eagle Power House

Regulatory & Legal Update 16 Montana Property Tax Tracker Filing • On January 29th the MPSC issued an order in our 2017 property tax tracker filing by further reducing our recovery of Montana property taxes by a total of $3.5 million impacting both 2017 and 2018 (approximately $1.75 million each year). This change was a result of applying an alternate allocation methodology that lowers the property tax allocation to our electric retail customers (with a higher allocation to FERC customers for which we do not have a tracking mechanism). • On February 8th we filed a motion for reconsideration with the MPSC. • An April 5th hearing granted our motion to only apply the alternate methodology on a prospective basis. Power Cost and Credit Adjustment Mechanism (PCCAM) • In April 2017, the Montana legislature passed House Bill 193, amending the statute that provided for mandatory recovery of our prudently incurred electric supply costs. The revised statute gives the MPSC additional discretion. The MPSC initiated a process to develop a replacement mechanism. In July 2017 we filed a proposed electric PCCAM that was in line with commissioner testimony provided to the legislature in support of HB193. In December 2017 the MPSC issued a Notice of Additional Issues stating that the range of options proposed in the parties’ testimony was not sufficient and directed parties to consider alternatives incorporating risk-sharing features. • On February 7th we filed testimony and addressed the MPSC’s additional issues. Intervenor additional issues testimony was filed March 23rd with rebuttal testimony due by April 30th. • A hearing is scheduled to begin May 31, 2018. • The MPSC decision may apply to variable costs on a retroactive basis to July 1, 2017 (the effective date of HB193). FERC / Dave Gates Generation Station (DGGS) • We received an order from FERC in April 2014 regarding DGGS cost allocation between retail & wholesale customers. • FERC denied our request for rehearing in May 2016 and required us to make refunds in June 2016 totaling $30.8 million. • In March 2018 we received an opinion from a three judge panel (US Circuit Court of Appeals) denying our petition for review. Colstrip Unit 4 - Disallowance of Replacement Power Costs • In May 2016, the MPSC issued a final order disallowing recovery of certain costs related to a 2013 outage at Colstrip. • In September 2016 we appealed the order to the Montana District Court arguing the decision was arbitrary and capricious and violated Montana law. We expect a decision on this appeal within the next 9 months.

Estimated Impacts of the Tax Cuts & Jobs Act 17 We currently believe our debt coverage ratios will be adequate to maintain existing credit ratings. However, further negative regulatory actions will likely lead to credit downgrades and could necessitate additional equity issuances. • Dockets have been initiated in each of our jurisdictions to address the impact from the change in tax law and to provide any benefits to customers effective January 1st. We have made filings in Montana, South Dakota and Nebraska and do not expect the required FERC filing to be significant. • Based on our proposed “Current Year” methodology calculation, as of March 31st we have deferred $7.3 million of revenue associated with the change in law into a regulatory liability account (estimated to be $15-20 million for the full year 2018). The revenue deferral is anticipated to be offset by a similar reduction to income tax expense and have minimal impact on net income. • We also provided a calculation based upon a “Restated Historic” calculation methodology. If commissions elect this methodology, it would result in customer givebacks that exceed the tax benefits we expect to receive in 2018 and would result in approximately $8-12 million of additional pretax earnings and cash flow impact. • Utilization of the deferred revenue (regulatory liability) will be determined in the pending dockets. Procedural schedules have not yet been established. • As a result of tax reform, we have updated our effective tax rate assumption included in 2018 guidance to 0% - 5% (prev. 8% - 12%). NOLs are now anticipated to be available into 2020 (prev. 2021). We also reduced our deferred tax liability by $321 million as of December 31, 2017. This reduction was offset in regulatory assets and liabilities. The illustration above is based on consolidated company estimates. Actual impact will ultimately be subject to regulatory approval. The $15-$20 million range shown includes $2-$4 million of annual amortization of excess deferred taxes subject to the average rate assumption method (ARAM).

Capital Spending Forecast 18 2018 Significant Updates Out: Approximately $123 million of previously included investment in capacity generation has been removed pending update of Integrated Resource Plans in both Montana and South Dakota (expected to be completed by year-end 2018). In: Approximately $126 million of incremental investment related to grid modernization and automated meter infrastructure for Montana. South Dakota and Nebraska AMI investment spend was previously included ($28M). The current estimated cumulative 5 year capital spending is $1.596 billion. We anticipate funding the expenditures with a combination of cash flows (aided by NOLs available into 2020), the remainder of our current equity distribution program and long-term debt issuances. Significant capital investments, that are not in the above projections, or further negative regulatory actions could necessitate additional equity issuances.

Conclusion 19 Best Practices Corporate Governance Pure Electric & Gas Utility Solid Utility Foundation Strong Earnings & Cash Flows Attractive Future Growth Prospects

20 Appendix

21 Segment Results (First Quarter)Appendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. (1)

22 Electric Segment (First Quarter)Appendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure.

23 Natural Gas Segment (First Quarter)Appendix (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure.

These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. Non-GAAP Financial Measures 24 Appendix

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